UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

COASTAL BANCSHARES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51155 (Commission File Number)	20-1191778 (IRS Employer Identification No.)

9821 Katy Freeway, Suite 101 Houston, Texas (Address of principal executive offices)		77024 (Zip Code)
Registrant’s telephone number, including area code:		(713) 722-7808

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 26, 2007, Coastal Bancshares Acquisition Corp. (the “Company”), held a special meeting of its stockholders at 10:00 a.m. central time. At the special meeting, the stockholders voted to approve the dissolution of the Company and its proposed plan of liquidation, as presented in the Company proxy statement dated January 29, 2007.

The Company’s board of directors has previously adopted the proposed plan of liquidation, as approved by the Company’s stockholders and in accordance therewith has authorized the issuance of a liquidating distribution in the amount of $5.50 per share, payable to holders of record, as of March 1, 2007, of the outstanding shares of the Company’s common stock issued in connection with its initial public offering.

The Company intends to file a certificate of dissolution with the Delaware Secretary of State and intends to submit a Certificate of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange act of 1934, as amended. As a result, the Company will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANCSHARES ACQUISITION CORP.

Date: March 1, 2007	By:	/s/ Cary M. Grossman
	Name:	Cary M. Grossman
	Title:	Chief Executive Officer